EXHIBIT 10.3

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is made and entered into effective as of August 21, 2019, by and between IND HOUTX TTP LEGACY, LLC, a Texas limited liability company (“Landlord”) and SHARPS COMPLIANCE, INC., a Texas corporation (“Tenant”).

R E C I T A L S:
A.Landlord’s predecessor-in-interest, Warehouse Associates Corporate Centre Kirby II, Ltd., as landlord, and Tenant, as tenant, entered into that certain Industrial/Warehouse Lease dated July 13, 2006 (the “Original Lease”), as amended by that certain Lease Amendment #1 dated December 12, 2007 (the “First Amendment”), as amended by that certain Lease Amendment #2 dated March 8, 2010 (the “Second Amendment”) as amended by that certain Lease Amendment #3 dated February 6, 2015 (the “Third Amendment”) as amended by that certain Lease Amendment #4 dated August 5, 2015 (the “Fourth Amendment” together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Lease”), providing for the lease of approximately 18,231 square feet of space within suite 500 at the Building located at 9220 Kirby Drive and approximately 9,368 square of space within suite 300 at the Building located at 9310 Kirby Drive, both in Houston, Harris County, Texas, as more particularly described in the Lease, on the terms and conditions stated therein.
B.The Lease for the space located at 9220 Kirby Drive expires on February 29, 2020, and the Lease for the space located at 9310 Kirby Drive expires on July 15, 2021.
C.Landlord and Tenant hereby agree that the term Premises as used in the Lease, as amended hereby, includes both the space at 9220 Kirby Drive and the space at 9310 Kirby Drive.
D.Landlord and Tenant each now desires to extend and amend the Lease on the terms and conditions set forth herein.
A G R E E M E N T S:
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and adequacy of which are hereby acknowledged and confessed, Landlord and Tenant agree as follows:
1.Term. Commencing on March 1, 2020 (the “Extension Term Commencement Date”), the Term of the Lease is hereby extended for a period of sixty (60) months with respect to that portion of the Premises located at 9220 Kirby Drive, and is extended for a period of forty-three and one-half (43½) months with respect to that portion of the Premises located at 9310 Kirby Drive, (the sixty (60) months and the forty-three and on-half (43½) month extensions together, the “Extension Term”) with both locations expiring at midnight on February 28, 2025, unless the Lease is sooner terminated in accordance with the terms and conditions thereof.
2.Base Rent. Base Rent for the Premises from and after the Extension Term Commencement Date shall be as follows:

For the portion of the Premises located at 9220:

EXTENSION TERM LEASE MONTHS	ANNUAL BASE RENT RATE PSF PER ANNUM	NET MONTHLY BASE RENT
3/1/20 - 2/28/21	$12.56	$19,081.78
3/1/21 - 2/28/22	$13.04	$19,811.02
3/1/22 - 2/28/23	$13.32	$20,236.41
3/1/23 - 2/29/24	$13.73	$20,859.30
3/1/24 - 2/28/25	$14.14	$21,482.20

For the portion of the Premises located at 9310:

EXTENSION TERM LEASE MONTHS	ANNUAL BASE RENT RATE PSF PER ANNUM	NET MONTHLY BASE RENT
3/1/20 - 7/15/21	$16.80	$13,115.20
7/16/21 - 2/28/22	$17.30	$13,505.53
3/1/22 - 2/28/23	$17.82	$13,911.48
3/1/23 - 2/29/24	$18.36	$14,333.04
3/1/24 - 2/28/25	$18.91	$14,762.41

Except as expressly provided otherwise herein, nothing contained in this Section 2 shall alter, amend, modify, limit or otherwise change Tenant’s obligations to pay Rent (other than the modifications to Base Rent set forth herein), including, but not limited to, Taxes, Insurance and Common Area Expenses due and payable under the Lease.
3.Landlord’s Work. Within thirty (30) days of the Extension Term Commencement date, Tenant shall select carpet from Landlord’s building standard carpet selections and thereafter Landlord will, at Landlord’s sole cost and expense, proceed to replace the carpet only in the Premises located at 9220 Kirby Drive with the carpet selected by Tenant. Landlord will coordinate the carpet replacement with Tenant so as to not unreasonable interfere with Tenant’s business operations.

4.As-Is. EXCEPT AS EXPRESSLY STATED HEREIN, Landlord shall have no obligation to make any alterations, changes or modifications in or to the Premises or install or modify any improvements therein, NOR shall Landlord be obligated to pay any improvement allowance or leasing commission in connection with this Fifth Amendment or any renewal or extension of the Term. Tenant accepts the Premises for the EXTENSION Term without any warranties, express or implied, as to the habitability, suitability, condition and fitness for a particular purpose. Landlord expressly disclaims any and all warranties, express or implied, as to the habitability, fitness, suitability or fitness for a particular purpose of the Premises. Tenant acknowledges and hereby accepts the Premises for the EXTENSION Term, and any extensions or renewals thereof, in its current condition as of the date hereof on an “AS-IS”, “WHERE-IS CONDITION” and “WITH ALL FAULTS” basis, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition and fitness for a particular purpose, all of which are hereby disclaimed), without recourse to Landlord.
5.Representations of Tenant. Tenant hereby represents and warrants to Landlord that: (a) the Lease, as amended hereby, is in full force and effect and is valid and enforceable according to its terms; (b) Landlord is not in default under the Lease, nor has any event occurred, which with the passage of time (after notice, if any, required by the Lease) would become an event of default by Landlord under the Lease; (c) Tenant has no known claim, counterclaim, defense or set off against Landlord arising from the Lease or otherwise; and (d) Tenant is not entitled to any concession, rebate, abatement, allowance or free rent for any period as of the date of this Fifth Amendment.
6.Broker. Tenant and Landlord each hereby represent and warrant to the other that, except for Fuller Realty Interests, LLC, representing Landlord, it has had no dealings with any real estate broker or agent in connection with the negotiations of this Fifth Amendment, and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Fifth Amendment. Landlord agrees to pay a real estate commission due in connection with this Fifth Amendment to the broker named above pursuant to a separate agreement between Landlord and such broker. TENANT AND LANDLORD EACH AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, LIABILITY, COST AND EXPENSE (INCLUDING BUT NOT LIMITED TO COURT COSTS AND REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM CLAIMS FOR COMMISSIONS OR FEES IN CONNECTION WITH THIS FIFTH AMENDMENT FROM BROKERS OR AGENTS CLAIMING BY, THROUGH OR UNDER THE INDEMNIFYING PARTY OR FOR BREACH OF THE INDEMNIFYING PARTY’S REPRESENTATIONS CONTAINED IN THIS SECTION.
7.Notice. the Lease is hereby amended to designate the following address for notices to Landlord:

IND HOUTX TTP LEGACY, LLC
c/o Fuller Realty Interests, LLC
Attn: Stephen G. Darnall
1800 Augusta Dr, 4th Floor
Houston, TX 77057

8.Binding Effect. The terms, covenants, conditions and provisions contained in this Fifth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors and permitted assigns. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease as hereby amended.
9.Amendment. This Fifth Amendment may not be modified, amended or terminated nor any of its provisions waived except by written agreement signed by Landlord and Tenant.
10.Construction. All capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Lease. In the event of any inconsistency or conflict between this Fifth Amendment and the Lease, the terms of this Fifth Amendment shall control. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas. Time is of the essence of the Lease, as amended hereby.
11.Counterparts. This Fifth Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission or electronic delivery shall be deemed to be an original signature hereto. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

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LANDLORD:
IND HOUTX TTP LEGACY, LLC
a Texas limited liability company
By:    IND HOUTX TTP, LLC,
a Delaware limited liability company,
its Manager

By: FRI Alliance TTP, LLC,
a Texas limited liability company,
it Manager

By: /s/ W. Stewart Smith
W. Stewart Smith, Manager

TENANT:
SHARPS COMPLIANCE, INC.,
a Texas corporation

By: /s/DIANA P. DIAZ
Name: Diana P. Diaz
Title: Vice President and Chief Financial Officer